Exhibit 99.1

Citizens South Banking Corporation Announces an Increase in Fourth Quarter
Earnings Per Share and Guidance for 2006 Earnings

          GASTONIA, N.C., Jan. 23 /PRNewswire-FirstCall/ --

          2005 Earnings Announcement

          Citizens South Banking Corporation (Nasdaq: CSBC), the holding company for Citizens South Bank, announced earnings for the quarter ended December 31, 2005, of $505,000, or $0.06 per diluted share, compared to $277,000, or $0.04 per diluted share, for the quarter ended December 31, 2004.  Net operating income, which excludes net gains and losses on sales of assets, merger related expenses, and “other-than-temporary” impairment on investment securities, was $1.0 million, or $0.13 per diluted share, for the quarter ended December 31, 2005, compared to $746,000, or $0.10 per diluted share, for the quarter ended December 31, 2004.  This represents an increase of 30.0% in net operating income for the fourth quarter.

          Net income for the year ended December 31, 2005, was $3.3 million, or $0.45 per diluted share, compared to $3.0 million, or $0.38 per diluted share, for the fiscal year ended December 31, 2004, representing a 15.8% increase in earnings per share.  Net operating income amounted to $3.7 million, or $0.51 per diluted share, for the year ended December 31, 2005, compared to $3.1 million, or $0.41 per diluted share, for 2004.  This represents an increase of $0.10 per diluted share, or a 24.4% improvement in net operating income from the prior year.

          Net interest income increased by $937,000, or 26.5%, during the fourth quarter of 2005 compared to the fourth quarter of 2004 as a result of loan growth, margin expansion, and a change in asset mix.  The Company’s net interest margin increased from 3.13% during the fourth quarter of 2004 to 3.18% during the fourth quarter of 2005.

          During 2005, outstanding loans increased from $317.2 million at December 31, 2004, to $473.0 million at December 31, 2005, an increase of $155.8 million, or 49.1% during the year. Approximately $114.3 million of this loan growth was attributable to the acquisition of Trinity Bank in October 2005, with the remaining $41.5 million, or 13.1%, of loan growth being generated organically.  Nonperforming assets totaled $3.7 million, or 0.53% of total assets, at December 31, 2005, compared to $1.8 million, or 0.34% of total assets, at December 31, 2004.  While our asset quality was not as strong at December 31, 2005, as compared to December 31, 2004, we continue to compare favorably with our peer banks.  In addition, after consolidating the loan portfolios of Citizens South Bank and Trinity Bank, Management conducted an analysis of the combined portfolios.  In light of this analysis, current economic conditions, and a more commercial bank-like portfolio mix, an additional $409,000 in loan loss reserves were established.  As a result, the Company’s loan loss reserve levels have increased from 0.96% of loans at December 31, 2004, to 1.08% of loans at December 31, 2005.

          Demand deposits increased by $32.8 million, or 62.3%, to $85.5 million at December 31, 2005, from $52.7 million at December 31, 2004.  Approximately $26.2 million of the growth in demand deposits was attributable to the acquisition of Trinity Bank.  The remaining $6.6 million, or 12.5%, of growth was primarily the result of a continued focus on growing our lower-cost, fee- generating demand deposit products.  Total deposits increased by $142.8 million, or 38.1%, primarily due to $135.6 million in deposits acquired in the Trinity Bank merger.

          Noninterest income decreased by $35,000, or 2.7%, during the comparable quarters.  However, excluding net gain or losses on sales of assets during the periods, noninterest income increased by $199,000, or 18.7%, from 2004 to 2005.  During the comparable fourth quarter periods, the Company experienced increases of $71,000 in fee income on deposit accounts, $54,000 in mortgage banking and other loan fee income, $44,000 increase in cash value of bank- owned life insurance and $83,000 in other noninterest income.

          Noninterest expense increased by $175,000, or 4.0% during the comparable fourth quarter periods.  Excluding expenses of $983,000 for “other-than- temporary” impairment on investment securities in 2004, and $384,000 in merger and integration related expenses due to the Trinity Bank acquisition in 2005, noninterest expense increased $774,000, or 23.1% during the comparable fourth quarter periods.  This increase was primarily attributable to the increased cost of adding the Trinity Bank operation, which includes three additional full-service offices. In addition, the Company opened a loan production office in the fourth quarter of 2004, a full-service branch during the fourth quarter of 2005, and hired two additional senior commercial lenders in 2005.  One of these senior lenders will lead our loan production office in Rock Hill, South Carolina, which is expected to open during the first quarter of 2006.

          Kim S. Price, President and CEO, commented, “We are quite encouraged by the organic loan and deposit growth we experienced during 2005.  However, the Trinity Bank acquisition will further accelerate our balance sheet transformation, add a significant growth component, and position the Company for improved financial performance.”

          Projected 2006 Operations

          The Company expects to completely integrate the Trinity Bank operation during the first quarter of 2006.  Once this operational integration is completed, the Company expects to realize annualized cost savings of $700,000 to $800,000 through the consolidation of back-office personnel, conversion of data processing services, and the elimination or consolidation of other back- office operations.  In addition, the Company has engaged Ernst & Webb, LLC, an independent bank consulting firm, to make recommendations to improve the efficiency of the combined Company through process improvements, earnings enhancements, and expense reductions.  These projected cost savings are expected to produce an additional $500,000 to $700,000 annually beginning in the first quarter of 2006.  In total, management expects to improve annualized pretax profits by $1.2 million to $1.5 million as a result of these initiatives during the first quarter of 2006.  As such, management expects that diluted operating earnings for 2006 will be in the range as follows:

First quarter	$0.13 to $0.14
Second quarter	$0.16 to $0.17
Third quarter	$0.17 to $0.18
Fourth quarter	$0.19 to $0.20
Year 2006	$0.65 to $0.69

          These earnings assumptions are based on achieving the cost savings from the Trinity Bank acquisition and earning enhancements currently being instituted by the Company.  Additional assumptions include stable local economic conditions, a modest increase in short-term interest rates, and the repurchase of 200,000 shares of stock during the year.  Actual results may vary if these assumptions are not realized.

          Citizens South Bank, headquartered in Gastonia, North Carolina, was founded in 1904.  The Bank operates fifteen full-service offices located in four North Carolina counties - Gaston, Rowan, Iredell, and Union - and a loan production office in Mecklenburg County, North Carolina.  Another loan production office is scheduled to open in Rock Hill, South Carolina, south of Charlotte, in the first quarter of 2006.

          Forward-looking Statements

          This news release contains certain forward-looking statements which include, but are not limited to, statements of our earnings expectations, statements regarding our operating strategy, and estimates of our future costs and benefits.  These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control.  In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Forward-looking statements speak only as of the date they are made and the Company is under no duty to update these forward-looking statements to reflect circumstances or events that occur after the date of the forward-looking statements or to reflect the occurrence of unanticipated events. A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements.  Factors that could cause such a difference include, but are not limited to, changes in general economic conditions - either locally or nationally, competition among depository and financial institutions, our ability to successfully integrate Trinity Bank, the continuation of current revenue and expense trends, unforeseen changes in the Company’s markets, and legal, regulatory, or accounting changes.  The Company’s reports filed from time to time with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2004, describe some of these factors.

Citizens South Banking Corporation
Selected Financial Information
(dollars in thousands, except per share data)

	Quarter ended December 31, 2005	Quarter ended December 31, 2004	Year ended December 31, 2005	Year ended December 31, 2004

Reconciliation of GAAP to non-GAAP Measures: Net income, as reported (GAAP)	$505	$277	$3,273	$2,955
Nonoperating items:
(Gain)/Loss on sale of assets, net	20	(214)	(62)	(674)
Merger and integration related expenses	384	0	384	0
Merger related increase in loan loss provision	409	0	409	0
Impairment on investment securities	0	983	0	983
Related income taxes (39%)	(317)	(300)	(285)	(120)
Net Operating Income	$1,001	$746	$3,719	$3,144
Add: Amortization of intangible assets	160	105	409	425
Related income taxes (39%)	(62)	(41)	(160)	(166)
Net Cash Operating Income	$1,099	$810	$3,968	$3,403
Per Share Data:
Average common shares outstanding, basic	7,782,235	7,176,201	7,207,368	7,611,022
Basic net income - GAAP	$0.06	$0.04	$0.45	$0.39
Basic net income - Operating	0.13	0.10	0.52	0.41
Basic net income - Cash	0.14	0.11	0.55	0.45
Average common shares outstanding, diluted	7,874,361	7,287,211	7,298,219	7,712,670
Diluted net income - GAAP	$0.06	$0.04	$0.45	$0.38
Diluted net income - Operating	0.13	0.10	0.51	0.41
Diluted net income - Cash	0.14	0.11	0.54	0.44
Cash dividends declared	$0.07	$0.065	$0.28	$0.26
Period-end book value	10.16	9.74	10.16	9.74
Financial Ratios:
Return on average stockholders’ equity - GAAP	2.45%	1.53%	4.40%	4.08%
Return on average stockholders’ equity - Operating	4.85	4.11	5.00	4.34
Return on average stockholders’ equity - Cash	5.32	4.46	5.34	4.70
Return on average assets - GAAP	0.32%	0.22%	0.60%	0.59%
Return on average assets - Operating	0.64	0.59	0.68	0.63
Return on average assets - Cash	0.70	0.64	0.73	0.68
Efficiency ratio - GAAP	78.71%	89.81%	71.99%	75.75%
Efficiency ratio - Operating	71.75	72.64	70.28	73.03
Efficiency ratio - Cash	68.96	70.36	68.22	70.57
Net interest margin	3.18%	3.13%	3.24%	2.98%
Average equity to average assets	13.25	14.34	13.69	14.48
Period-end equity to assets	12.02	14.22	12.02	14.22
Period-end tangible equity to tangible assets	7.75	12.93	7.75	12.93
Asset Quality Data:
Allowance for loan losses	$5,104	$3,029	$5,104	$3,029
Nonperforming loans	2,551	946	2,551	946
Nonperforming assets	3,708	1,752	3,708	1,752
Net charge-offs	328	97	398	97
Allowance for loan losses to total loans	1.08%	0.96%	1.08%	0.96%
Nonperforming loans to total loans	0.55	0.30	0.55	0.30
Nonperforming assets to total assets	0.53	0.34	0.53	0.34
Average Balances:
Total assets	$618,662	$506,441	$543,311	$499,937
Loans receivable, net of unearned income	417,466	308,592	347,720	294,647
Interest-earning assets	560,766	451,616	477,819	442,504
Deposits	468,148	371,428	395,327	374,744
Interest-bearing liabilities	522,215	407,194	438,308	398,779
Stockholders’ equity	81,955	72,612	74,361	78,192
At Period End:
Total assets	$701,094	$508,961	$701,094	$508,961
Loans receivable, net of unrealized income	472,976	317,156	472,976	317,156
Interest-earning assets	612,238	455,577	612,238	455,577
Deposits	517,544	374,744	517,544	374,744
Interest-bearing liabilities	585,095	410,782	585,095	410,782
Stockholders’ equity	84,258	72,394	84,258	72,394

Citizens South Banking Corporation
Consolidated Statements of Financial Condition
(dollars in thousands, except per share data)

	December 31, 2005	December 31, 2004

	(unaudited)
ASSETS
Cash and due from banks	$8,863	$5,800
Interest-earning bank balances	17,790	5,790
Cash and cash equivalents	26,653	11,590
Investment securities available-for-sale, at fair value	53,429	52,407
Mortgage-backed securities available-for-sale, at fair value	70,593	81,169
Loans receivable, net unearned income	472,976	317,156
Allowance for loan losses	(5,104)	(3,029)
Loans receivable, net	467,872	314,127
Real estate acquired through foreclosure, net	1,157	806
Accrued interest receivable	2,539	1,662
Premises and equipment, net	19,819	17,363
Federal Home Loan Bank stock, at cost	4,084	3,461
Bank owned life insurance	14,828	12,885
Intangible assets	32,424	7,560
Other assets	7,696	5,931
Total assets	$701,094	$508,961
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Demand deposit accounts	$85,488	$52,684
Money market deposit accounts	104,421	77,924
Savings accounts	23,654	29,174
Time deposits	303,981	214,962
Total deposits	517,544	374,744
Borrowed money	91,342	55,772
Deferred compensation	5,849	5,850
Other liabilities	2,101	201
Total liabilities	616,836	436,567
Stockholders’ Equity:
Common stock issued and outstanding, $0.01 par value, 20,000,000 shares authorized, 9,062,727 issued and outstanding in 2005 and 2004	91	91
Additional paid-in-capital	68,468	68,381
Unallocated common stock held by Employee Stock Ownership Plan	(1,613)	(1,796)
Unearned compensation related to Recognition and Retention Plan	(1,419)	(1,699)
Retained earnings, substantially restricted	30,971	29,766
Accumulated unrealized gain on securities available-for-sale, net of tax	(1,567)	(419)
Treasury stock of 770,986 shares at December 31, 2005, and 1,630,683 shares at December 31, 2004	(10,673)	(21,930)
Total stockholders’ equity	84,258	72,394
Total liabilities and stockholders’ equity	$701,094	$508,961

Citizens South Banking Corporation
Consolidated Statements of Operations (unaudited)
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2005	2004	2005	2004

Interest income
Loans	$7,168	$4,365	$22,128	$16,116
Investment securities	446	458	1,603	1,906
Interest-bearing deposits	202	29	463	142
Mortgage-backed and related securities	720	790	2,754	2,946
Total interest income	8,536	5,642	26,948	21,110
Interest Expense
Deposits	3,115	1,649	8,977	6,127
Borrowed funds	945	454	2,492	1,816
Total interest expense	4,060	2,103	11,469	7,943
Net interest income	4,476	3,539	15,479	13,167
Provision for loan losses	574	210	984	330
Net interest income after provision for loan losses	3,902	3,329	14,495	12,837
Noninterest Income
Fee income on deposit accounts	697	626	2,486	2,426
Fee income on mortgage banking and lending activities	173	119	572	546
Dividends on FHLB stock	46	27	155	96
Increase in cash value of bank-owned life insurance	156	112	615	592
Fair value adjustment on deferred compensation assets	26	98	83	178
Gain / (Loss) on sale of assets, net	(20)	214	62	674
Other noninterest income	167	84	467	312
Total noninterest income	1,245	1,280	4,440	4,824
Noninterest Expense
Compensation and benefits	2,103	1,637	7,271	6,579
Occupancy and equipment expense	634	493	2,101	1,779
Professional services	97	143	541	535
Amortization of intangible assets	160	105	409	425
Merger and integration related expenses	384	0	384	0
Impairment on investment securities	0	983	0	983
Other noninterest expenses	1,125	967	3,635	3,328
Total noninterest expense	4,503	4,328	14,341	13,629
Income before income taxes	644	281	4,594	4,032
Provision for income taxes	139	4	1,323	1,077
Net income	$505	$277	$3,273	$2,955
Basic earnings per share	$0.06	$0.04	$0.45	$0.39
Diluted earnings per share	$0.06	$0.04	$0.45	$0.38
Basic average common shares outstanding	7,782,235	7,176,201	7,207,368	7,611,022
Diluted average common shares outstanding	7,874,361	7,287,211	7,298,219	7,712,670

SOURCE  Citizens South Banking Corporation
          -0-                                                      01/23/2006
          /CONTACT:  Gary F. Hoskins, CFO of Citizens South Banking Corporation,
+1-704-884-2263, or gary.hoskins@citizenssouth.com /
          /Web site:  http://www.citizenssouth.com/
          (CSBC)